Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
AMN Healthcare Services, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-73482, No. 333-117695, No. 333-133227, No. 333-133305, No. 333-142187, No. 333-158523, No. 333-161184, No. 333-180856, and No. 333-180857) on Form S-8 and in the registration statement (No. 333-171309) on Form S-3 of AMN Healthcare Services, Inc. (the Company) of our reports dated February 22, 2013, with respect to the consolidated balance sheets of the Company and subsidiaries, as of December 31, 2012 and 2011, and the related consolidated statements of comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and the related financial statement schedule of valuation and qualifying accounts, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 Annual Report on Form 10-K of AMN Healthcare Services, Inc.

/s/ KPMG LLP

San Diego, California
February 22, 2013